UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2013

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54447	01-0969655
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Church Street, Naugatuck, Connecticut		06770
(Address of principal executive offices)		(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2013, Naugatuck Valley Financial Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with the periodic financial reports filing requirement for continued listing under Nasdaq Marketplace Rule 5250(c)(1) due to the delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). As previously disclosed in the amended Form 12b-25 that the Company filed with the SEC on May 20, 2013, the Company expects to file the Form 10-Q with the SEC on or before May 31, 2013, and thereby regain compliance with the Nasdaq continued listing rules.

On May 24, 2013, the Company issued a press release disclosing the receipt of the Nasdaq notification letter, a copy of which is filed as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1 – Press Release Dated May 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 24, 2013	By:	/s/ William C. Calderara
William C. Calderara President and Chief Executive Officer